Exhibit 10.1

First Amendment
To
Credit Agreement
Dated as of August 15, 2014
Among
Viper Energy Partners LP,
As Borrower,
The Guarantors,
Wells Fargo Bank, National Association,
As Administrative Agent,
And
The Lenders Party Hereto

Sole Book runner And Sole Lead Arranger

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) dated as of August 15, 2014, is among: VIPER ENERGY PARTNERS LP., a Delaware limited partnership (the “Borrower”); each of the undersigned guarantors (collectively, the “Guarantors”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of July 8, 2014 (as amended, modified or supplemented, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower has requested, and all of the Lenders have agreed, to amend certain provisions of the Credit Agreement as set forth herein.
C.    Now, therefore, to induce the Administrative Agent and the Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms.
Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this First Amendment. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.
Section 2.Amendments to Credit Agreement.

2.1.Amendments to Section 1.02. Section 1.02 is hereby amended by replacing or adding the following definitions, as applicable, with the following:

“‘Agreement’ means this Credit Agreement, as amended by the First Amendment dated as of August 15, 2014, as the same may be further amended, modified or supplemented from time to time.

‘Majority Lenders’ means, at any time while no Loans or LC Exposure is outstanding, if there are only two Lenders, two Lenders, and if there are more than two, three or more Lenders, in each instance having more than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, if there are only two Lenders, two Lenders, and if there are more than two, three or more Lenders, in each instance holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the

Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.

‘Required Lenders’ means, at any time while no Loans or LC Exposure is outstanding, if there are only two Lenders, two Lenders, and if there are more than two, three or more Lenders, in each instance having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, if there are only two Lenders, two Lenders, and if there are more than two, three or more Lenders, in each instance holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Required Lenders.”

Section 3.Assignments and Reallocations of Maximum Credit Amounts and Loans.
The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Maximum Credit Amounts and to, among other things, allow Compass Bank, Canadian Imperial Bank of Commerce, NY Branch, Comerica Bank and PNC Bank, National Association to become parties to the Credit Agreement as Lenders, (the “New Lenders”) by acquiring interests in the Aggregate Maximum Credit Amount. The Administrative Agent and the Borrower hereby consent to such reallocation and the New Lenders’ acquisition of interests in the Aggregate Maximum Credit Amount and the other Lenders’ assignments of their Maximum Credit Amounts. On the First Amendment Effective Date and after giving effect to such reallocations, the Maximum Credit Amount of each Lender shall be as set forth on Annex I of this First Amendment which Annex I supersedes and replaces the Annex I to the Credit Agreement. With respect to such reallocation, the New Lenders shall be deemed to have acquired the Maximum Credit Amount allocated to them from each of the other Lenders pursuant to the terms of the Assignment and Assumption Agreement attached as Exhibit F to the Credit Agreement as if the New Lenders and the other Lenders had executed an Assignment and Assumption Agreement with respect to such allocation.

Section 4.Conditions Precedent. This First Amendment shall become effective on the date (such date, the “First Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

4.1.The Administrative Agent shall have received from all of the Lenders, the Guarantors and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Person.

4.2.The Administrative Agent shall have received duly executed Notes for each Lender that requests a Note or new Note from the Borrower.

4.3.The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.4.No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this First Amendment.

The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 5.Miscellaneous.

5.1.Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

5.2.Ratification and Affirmation; Representations and Warranties. Each of the Guarantors and the Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment:

i.all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date,

ii.no Default or Event of Default has occurred and is continuing, and

iii.no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.3.Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

5.4.NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.5.GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

5.6.Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

5.7.Severability. Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8.Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.9.Loan Document. This First Amendment is a Loan Document.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

VIPER ENERGY PARTNERS LP, as Borrower
By:Viper Energy Partners GP LLC, its general partner

By: /s/ Teresa L. Dick
Name:Teresa L. Dick
Title:Chief Financial Officer

VIPER ENERGY PARTNERS LLC, as a Guarantor

By: /s/ Teresa L. Dick
Name:Teresa L. Dick
Title:Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender
By: /s/ Patrick J. Fults
Name:Patrick J. Fults
Title:Vice President

COMPASS BANK, as a Lender
By: /s/ Umar Hassan
Name: Umar Hassan
Title: Vice President

CANADIAN IMPERIAL BANK OF COMMERCE,NEW YORK BRANCH, as a Lender
By: /s/ William M. Reid
Name: William M. Reid
Title: Authorized Signatory

By: /s/ Richard Antl
Name: Richard Antl
Title: Authorized Signatory

COMERICA BANK, as a Lender
By: /s/ Brandon M. White
Name: Brandon M. White
Title: Assistant Vice President

PNC BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ John Berry
Name: John Berry
Title: Vice President

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, National Association	36.36%	$40,000,000.00
Compass Bank	15.91%	$17,500,000.00
Canadian Imperial Bank of Commerce, NY Branch	15.91%	$17,500,000.00
Comerica Bank	15.91%	$17,500,000.00
PNC Bank, National Association	15.91%	$17,500,000.00
Aggregate Maximum Credit Amount	100.00%	$110,000,000.00